Exhibit 23

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation of our report dated February 4, 2003 on the financial statements of QMed, Inc. and Subsidiaries as of November 30, 2002 and 2001 and for the years ended November 30, 2002, 2001 and 2000, which is included in the Annual Report on Form 10-K of QMed, Inc. and Subsidiaries.



                                             /s/ Amper, Politziner & Mattia P.C.

AMPER, POLITZINER & MATTIA P.C.
February 28, 2003
Edison, New Jersey